Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED OR OMITTED.

Execution Copy – 03/08/2024

SETTLEMENT AGREEMENT AND RELEASE OF ALL CLAIMS

This Settlement Agreement and Release of All Claims (the “Settlement Agreement”) is made by and between [*****] (collectively, “[*****]” or the “[*****]”), on the one hand, and Calidi Biotherapeutics, Inc., a Delaware corporation, formerly First Light Acquisition Group, Inc. (“FLAG,” a Special Purpose Acquisition Company (“SPAC”), and together with Calidi Biotherapeutics, Inc., “Calidi”), Calidi Cure, LLC, a Delaware limited liability company and an affiliate of Calidi (“Calidi Cure”) and Allan Camaisa, an individual (erroneously described as Seller Representative in the OTC Equity Prepaid Forward Purchase Agreement referenced below and an affiliate of Calidi (“Camaisa”) on the other hand (Calidi, Calidi Cure, and Camaisa collectively the “Calidi Party”) (the [*****] and the Calidi Party are referred to collectively herein as the “Parties” and individually as a “Party”). This Settlement Agreement is intended to resolve any and all disputes between the Parties and their affiliates as set forth below and extinguish those obligations described below.

RECITALS

WHEREAS, on or about August 29, 2023, [*****] simultaneously entered into and executed related agreements including (i) an agreement with Calidi Cure to fund the purchase of Calidi Series B Preferred Stock; (ii) a Non-Redemption Agreement with FLAG; (iii) an OTC Equity Prepaid Forward Purchase Agreement with Calidi, FLAG, and Camaisa (“Confirmation”); and (iv) a Subscription Agreement with FLAG (items (i) through (iv) of this preamble sentence collectively “the Supplemental Funding Agreements”) for the purposes of helping FLAG to satisfy the “Minimum Cash Condition” requirement of Article 6.1(g) of the Agreement and Plan of Merger (the “Merger Agreement” or “Business Combination Agreement”) between FLAG, Calidi Biotherapeutics, Inc., a Nevada corporation (the “Target), and several or their subsidiaries and related parties, entered into on January 9, 2023, as amended;

WHEREAS, the Parties disagree, and have voiced disagreement as set forth in various correspondence by the Parties and their counsel, regarding the meaning, interpretation, effect, and/or enforceability of certain terms and conditions in the Supplemental Funding Agreements, including, without limitation: (i) the meaning of “Recycled Shares,” “Backstop Investor Shares,” and “Share Consideration Shares” in the Supplemental Funding Agreements; (ii) whether [*****] “Pricing Date Notice” as defined in the Confirmation correctly set forth the number of “Recycled Shares” and “Additional Shares”; (iii) whether Calidi owes additional payment(s) to [*****] pursuant to the Supplemental Funding Agreements; and (iv) whether conditions precedent for shares purchased by [*****] to be considered Recycled Shares, Backstop Investor Shares, and Share Consideration Shares existed, were met, or were not met (the “Dispute”).

WHEREAS, the Parties wish to resolve the Dispute in connection with the Supplemental Funding Agreements, including, without limitation, all issues concerning whether payment is due and owing to any Party, and/or the amount, timing, consideration, of such payment;

WHEREAS, on February 27, 2024, the Parties executed a Summary of Binding Terms Convertible Notes Financing, which set forth a binding and enforceable agreement as to the material terms associated with a settlement of the Dispute, all of which is incorporated herein by reference and memorialized pursuant to this Settlement Agreement; and;

WHEREAS, the Parties agree that this Settlement Agreement and the terms and conditions contained herein, is a Full Release by the Parties of the Supplemental Funding Agreements and other potential liabilities or obligation, as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Settlement Agreement, and the other valuable consideration described herein, the sufficiency of which is hereby acknowledged by all Parties, the Parties agree as follows.

1. [*****] Purchase of Two Million Dollar ($2,000,000) Convertible Note. Upon the execution of this Settlement Agreement, [*****] will purchase from Calidi a Two Million Dollar ($2,000,000) convertible note in a form identical to in Exhibit A hereto. Upon the execution of this Settlement Agreement, [*****] will wire $2,000,000 to Calidi.

2. Issuance of One Million Five Hundred Thousand Dollar ($1,500,000) Convertible Note. Upon the execution of this Settlement Agreement, Calidi will issue to [*****] a One Million, Five Hundred Thousand Dollar ($1,500,000) convertible note in a form identical to Exhibit B hereto.

3. Termination of Outstanding Obligations Under the Supplemental Funding Agreements. Upon the execution of this Settlement Agreement, all outstanding obligations of the Supplemental Funding Agreements will terminate.

4. Reasonable Assistance of [*****] in Third Party Claims. [*****] agrees to use reasonable efforts to cooperate with Calidi in any claim brought by Calidi against third parties to this Settlement Agreement related to the Supplemental Funding Agreements.

5. Attorney Fees. Parties agree to bear their own attorney fees and legal costs in connection with this Settlement Agreement. However, after closing of the respective convertible notes described in Section 1 and Section 2 herein, Calidi will pay [*****] up to $15,000 as reimbursement for reasonable and documented attorney’s fees incurred in connection with the structuring of the convertible notes. Furthermore, upon prior written consent, which shall not be unreasonably withheld, Calidi agrees to pay [*****] attorney fees and legal costs related to [*****] reasonable efforts to cooperate in any of Calidi’s claims against third parties.

6. Mutual Release of all Claims.

a. Release by [*****]. [*****], on behalf of itself, its predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates, and assigns, and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys retained in connection with the Dispute, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them, hereby releases and forever discharges Calidi Party, together with its predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates, and assigns, and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys retained in connection with the Dispute, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under or in concert with them (“[*****] Releasees”), and each of them, from all known and unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, wages, expenses (including attorneys’ fees and costs actually incurred), and punitive damages, of any nature whatsoever, whether at law or in equity, or known or unknown, which [*****] has, or may have had, against Calidi Party, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts, claims, or omissions related to or arising from:

(i) The Dispute; and/or

(ii) The Supplemental Funding Agreements.

This Settlement Agreement resolves any claim for relief that has or could have been alleged by [*****] against Calidi Party related to or arising from the Dispute or the Supplemental Funding Agreements, no matter how characterized, including, without limitation, compensatory damages, damages for breach of contract, bad faith damages, reliance damages, liquidated damages, punitive damages, costs, and attorneys’ fees. Nothing in this Settlement Agreement shall be construed as, or constitute, a release of any Party’s right to enforce the terms of this Settlement Agreement.

[*****] certifies that it has read the provisions of California Civil Code Section 1542 and has consulted its own counsel regarding that section. [*****] waives any and all rights under California Civil Code Section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

[*****] agrees and acknowledges that the released claims extend to and include unknown and unsuspected claims.

[*****] has made an investigation of the facts pertaining to this Settlement Agreement and to the released claims as it deems necessary. [*****] is aware that it may hereafter discover facts in addition to, contrary to, or different from those it now knows or believes to be true with respect to the matters set forth herein. Nevertheless, it is the intention of [*****] to fully, finally, and forever settle and release all claims of any kind or nature whatsoever that were in existence as of the date of this Settlement Agreement. In furtherance of the Parties’ intent, the release in this Settlement Agreement shall remain in full and complete effect notwithstanding the discovery or existence of any additional, contrary, or different facts.

b. Release by Calidi Party. Calidi Party, on behalf of itself, its predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates, and assigns, and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys retained in connection with the Dispute, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them, hereby releases and forever discharges [*****], together with its predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates, and assigns, and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys retained in connection with the Dispute, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under or in concert with them (“Calidi Releasees”), and each of them, from all known and unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, wages, medical costs, pain and suffering, mental anguish, emotional distress, expenses (including attorneys’ fees and costs actually incurred), and punitive damages, of any nature whatsoever, whether at law or in equity, or known or unknown, which Calidi Party has, or may have had, against [*****], whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts, claims, or omissions related to or arising from:

(i) The Dispute; and/or

(ii) The Supplemental Funding Agreements.

This Settlement Agreement resolves any claim for relief that has or could have been alleged by Calidi Party against [*****] related to or arising from the Dispute or the Supplemental Funding Agreements, no matter how characterized, including, without limitation, compensatory damages, damages for breach of contract, bad faith damages, reliance damages, liquidated damages, damages for humiliation and embarrassment, punitive damages, costs, and attorneys’ fees. Nothing in this Settlement Agreement shall be construed as, or constitute, a release of any Party’s right to enforce the terms of this Settlement Agreement.

Calidi Party certifies that they have read the provisions of California Civil Code Section 1542 and has consulted their own counsel regarding that section. Calidi Party waives any and all rights under California Civil Code Section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Calidi Party agrees and acknowledges that the released claims extend to and include unknown and unsuspected claims.

Calidi Party has made an investigation of the facts pertaining to this Settlement Agreement and to the released claims as they deem necessary. Calidi Party is aware that they may hereafter discover facts in addition to, contrary to, or different from those they now know or believe to be true with respect to the matters set forth herein. Nevertheless, it is the intention of Calidi Party to fully, finally, and forever settle and release all claims of any kind or nature whatsoever that were in existence as of the date of this Settlement Agreement. In furtherance of the Parties’ intent, the release in this Settlement Agreement shall remain in full and complete effect notwithstanding the discovery or existence of any additional, contrary, or different facts.

7.  Other Actions. The Parties hereby agree that they have not filed any other complaints against any of the Parties in any state or federal court; that they will not file any complaint arising out of or related to the Dispute or the Supplemental Funding Agreements at any time hereafter other than as it relates to the enforcement of this Settlement Agreement; and that if such court assumes jurisdiction of any such complaint against any of the Parties whenever filed other than the enforcement of this Settlement Agreement, they will request such court to dismiss the matter with prejudice.

8.  No Admission of Liability. This Settlement Agreement and compliance with it shall not be construed as an admission by the Parties of any liability whatsoever or as an admission by a Party of any wrongdoing including any violation of any rights under any common law, statute, or contract. The Parties specifically disclaim any wrongdoing and disclaim any liability to each other for any violation of their rights, including any violation of common law, statute, or contract.

9.  Representations and Warranties.

a.	No Outstanding or Known Future Claims or Causes of Actions. Each Party represents and warrants that it has not filed with any governmental agency or court any type of action or report against the other Party, and currently knows of no existing act or omission by the other Party that may constitute a claim or liability excluded from the released claims set out in Section 6, above.

b.	No Assignment of Claims. The Parties expressly warrant that they have not transferred to any other person or entity any of the rights or causes of action released in this Settlement Agreement. Each Party represents and warrants that they are the rightful owners of and have not encumbered, assigned, or transferred, nor will they in the future attempt to encumber, assign, or transfer, any claim for relief or cause of action released herein.

c.	Parties’ Authority to Settle. Each Party represents and warrants that they has full authority to enter into, deliver, and perform under this Settlement Agreement, and that all acts and actions have been taken to grant such authority, and that no third-party consent, which has not already been obtained, is required.

d.	Signatories’ Authority to Execute Settlement Agreement. Each signatory to this Settlement Agreement represents and warrants that they are authorized to execute this Settlement Agreement on behalf of the Party for whom executed this Settlement Agreement.

e.	No Violation of By-laws, Covenants, or Restrictions. Each Party warrants and represents that the Party’s execution of this Settlement Agreement, if an entity, is not in violation of any By-law, Operating Agreement, Covenants, and/or other restrictions placed upon them by their respective entities.

f.	No Reliance Upon Representations Other Than Settlement Agreement. The Parties represent and acknowledge that in executing this Settlement Agreement they do not rely and have not relied upon any representation or statement made by any other Party or by the agents, attorneys or representatives of the other Party with regard to the subject matter of this Settlement Agreement, or its basis, or the effects of this Settlement Agreement other than those representations specifically set forth in this written document.

10. No Waiver. The failure of any Party to insist upon strict adherence to any term of this Settlement Agreement on any occasion shall not be deemed a waiver or deprive any Party of the right thereafter to insist upon strict adherence to that term or any other term of this Settlement Agreement. Any waiver must be in a writing signed by the Party granting the waiver and must expressly state that it is a waiver of such provision of this Settlement Agreement.

11. Effect of Partial Invalidity. Should any part, term or provision of this Settlement Agreement be declared or determined by any Court of competent jurisdiction to be wholly or partially illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms or provisions of this Settlement Agreement shall not be affected thereby. Said illegal, invalid or unenforceable part, term or provision shall be deemed not to be a part of this Settlement Agreement.

12. Entire Agreement. This Settlement Agreement and the Summary of Binding Terms Convertible Notes Financing, dated February 27, 2024, which is incorporated herein by reference, constitute the entire agreement between the Parties regarding settlement of the Dispute or settlement of actual or potential claims arising out of or related to the Supplemental Funding Agreements. This Settlement Agreement supersedes all prior agreements, written or oral, between or among the Parties regarding those the settlement of those claims, other than the Summary of Binding Terms Convertible Notes Financing. No other agreement, statement, or promise made by one Party to another as to any matter addressed in this Settlement Agreement shall be binding or valid. This Settlement Agreement cannot be orally modified. Any amendment or modification to this Settlement Agreement must be in writing, signed by a duly authorized representative of each Party. The Parties further represent that they are unaware of any agreement or promise, written or oral, between Calidi Releasees and/or anyone else and [*****] Releasees and/or anyone else, that could serve as the basis for any claim or action against Calidi Releasees or [*****] Releasees, respectively, that have not been released in this Settlement Agreement.

13. Interpretation of Agreement. The Parties agree that any legal rule to the effect that ambiguities shall be resolved against the drafting party shall not apply in any interpretation of this Settlement Agreement.

14. Governing Law and Jurisdiction. This Settlement Agreement shall be interpreted in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Settlement Agreement shall be resolved exclusively by the state or federal courts located in New Castle County in the State of Delaware, and each Party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

15. Counterparts. The Parties may execute this Settlement Agreement in counterparts which shall, in the aggregate, be signed by all the Parties; and each counterpart shall be deemed an original instrument as against the party who has signed it.

16. Voluntary and Knowing. This Settlement Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto.

17. Confidentiality. The Parties represent and agree that they have and will keep the terms and amount of this Settlement Agreement completely confidential, and that they will not hereafter disclose any information concerning this Settlement Agreement to anyone without prior notice to the other Party; provided, however, that the Parties may make such disclosure to their immediate family, current and prospective limited partners, and professional representatives (e.g., attorneys, custodians, accountants, auditors, tax preparers). If any disclosures are made as provided in this paragraph, each individual shall first be informed of and agree to be bound by this confidentiality clause, or other such disclosures required by law to enforce this Settlement Agreement. Notwithstanding the foregoing, in the event that Calidi has been advised by its counsel that the terms of this Settlement Agreement must be disclosed in periodic filings with the Securities and Exchange Commission (“SEC”) and filed as an exhibit to filings with the SEC, it may disclose the contents of this Settlement Agreement and such Settlement Agreement, including any exhibits thereto with the SEC. In the event that Calidi discloses certain terms and conditions of this Settlement Agreement in an SEC filing or as an exhibit to an SEC filing (“Publicly Disclosed Terms”) and such Publicly Disclosed Terms are unredacted and become part of the public domain, then [*****] will no longer have any obligation of Confidentiality related to the Publicly Disclosed Terms under this paragraph.

18. Cooperation. Each Party agrees to take all actions and to make, deliver, sign, and file any other documents and instruments necessary to carry out the terms, provisions, purpose, and intent of this Settlement Agreement.

I, having read the foregoing Settlement Agreement and Release of All Claims and knowing the contents thereof, am effecting this Settlement and executing this Release after having the opportunity to obtain legal advice from counsel, and I sign the same as my own free act.

Calidi Biotherapeutics, Inc.

Dated: March 8, 2024	/s/ Allan Camaisa
Allan Camaisa, Chief Executive Officer

Calidi Cure, LLC

/s/ Allan Camaisa
Dated: March 8, 2024	Allan Camaisa, Manager

Allan Camaisa, an Individual

/s/ Allan Camaisa
Dated: March 8, 2024	Allan Camaisa, an Individual

[*****]

/s/ [*****]
Dated: March 8, 2024	[*****], General Partner
[*****], Managing Member

Exhibit A

Exhibit B